UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 16, 2006
                                                         --------------

                          Navstar Media Holdings, Inc.
                          -----------------------------
               (Exact name of registrant as specified in charter)

            Nevada                     000-50340               752980786
            -------                    ----------              ---------
 State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

                         26, Chaowai Road, Suite A2205,
                    Chaoyang District, Beijing, 100020, China
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:

                               Phone: 646.688.4413
                                Fax: 646.349.3864

                         Premier Document Services, Inc.
                         -------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01   Entry into a Material Definitive Agreement; Item 3.02 Unregistered
            Sale of Equity Securities

     On March 11, 2006, the Company entered into an Agreement with the shareholders of Beijing Broadcasting and Television Media Co., Ltd. ("Beijing Media") to acquire operational control of Beijing Media and acquire a 70% ownership interest in Beijing Media. Pursuant to the Agreement, the Company is issuing 2,400,000 shares of its common stock valued at $1.00 per share to the existing shareholders of Beijing Media out of which 900,000 shares of the common stock of Company are for securing a pre-Olympics 2008 Beijing Games sport mini-series featuring top Chinese athletes. The 900,000 shares shall be returned back to the Company and cancelled if the show cannot be secured.

     Beijing Media dates back to 2000 when its predecessor was founded. Beijing Media has produced approximately 10,000 hours of programming over the years. Beijing Media counts among its customers, CCTV, for which it produces approximately 500 hours of programming a year, Beijing Television Station, Beijing Digital and Mobile Television Station, Shanghai Television Station, Guangzhou Television Station and many other television stations. Beijing Media has a full set of pre and post production editing equipment, including 15 pieces pre-production equipment, 10 pieces of non-linear editing equipment and 2 pieces linear editing equipment. Beijing Media is lead by a team of well-trained professionals with solid background of content production and distribution. Beijing Media's top management and creation team are well respected in the industry.

     The acquisition of Beijing Media is very important to the Company as it will provide the Company with a platform for the TV syndicated programming production and other content production and management. The Company is in the process of consolidating its TV content production capabilities under the umbrella of Beijing Media to streamline and more effectively manage the content production business operations.


Item 5.02    Election of Director

Mr. YANG Wenquan, a major shareholder of Beijing Media, has been elected to the board of directors of the Company. He serves as Chairman of Beijing Ruixing Shiji Investment Co., Ltd. He also served respectively as the Marketing Manager of Beijing Industry Development Group and prior to that as the General Manager of Beijing Yuixing Advertisement Co., Ltd. and as an official in the Beijing Municipal Government Foreign Affairs Service. Mr. Yang majored in law at the Central Communist Party School. He has produced many TV series, TV programs and movies, such as the 30 episode Fenglin Pavilion, the movie The Person Loving Me is Gone and a daily TV show At Your Service. Mr.Yang brings with him extensive experience in dealing with media and content in China and insight on management and operation control.



Item 8.01    Other Events


With the acquisition of Beijing Media, the Company intends to re-organize its TV content operations and assets under Beijing Media to more efficiently and effectively manage and control the operations.



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Item 9.01    Exhibits.

            (d)  Exhibit

         Exhibit      Description of Exhibit
         Number
         --------     -----------------------

         10.1          Agreement

         99.1          Press Release




                                   SIGNATURES

     Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Navstar Media Holdings, Inc.
                                                        (Registrant)

                                                     /s/ Don Lee
                                                     -----------------
                                                       (Signature)
Date:  March 16, 2006                                    Don Lee








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